To The D&PL Team:

Just a moment ago we announced Monsanto's proposed acquisition of Delta and Pine Land Company. I've attached below the press release issued this morning for your information. Please share this communication with your fellow employees who do not regularly access e-mail.

As you would expect, this is a major transaction, worth approximately $ 1.5 billion or $42/share. We are excited to combine with Monsanto, a leading agricultural products company with a strong track record of growing and integrating diversified businesses, to provide a complete platform of cutting-edge seed technologies to our farmer customers around the world. We are joining forces with an exceptional company, and one with whom there is an excellent strategic fit. That fit means that we both have value to contribute, and together, we can achieve more - especially in cotton seed - than either of us could alone.

Yes over the last few years this relationship has faced more than its share of challenges and has strained many of our working relationship with our counterparts at Monsanto. But at the end of the day this is the right decision for our employees, our customers and our shareholders. As of today the matters that caused those challenges are resolved and we all should look ahead to the future and not to the past.

Monsanto realizes that it is acquiring a healthy company with not only a portfolio of leading products, but also an exceptionally talented pool of employees. Indeed, part of their reason for acquiring our company is their very high regard for the caliber of our people. This confirmation of the expertise and prestige of D&PL personnel should come as no surprise to all of you. D&PL is and has always been a world class operation, recognized throughout the cotton industry and the world.

The transaction is subject to shareholder and regulatory approval in the U.S. and for this reason it is not expected to close for some time. During this period, it is vital that we remain focused on our business and customers' needs. We are still an independent company and we will conduct our business just like we have in the past.

We will be holding meetings with employees beginning Wednesday afternoon in Scott at the Community Center and throughout the week at our other plant locations to answer any questions you may have. We will get back to you soon with specifics on the meetings. Our management team looks forward to talking with you in person. In the meantime, I would like to thank you for your continuing dedication to our business our, farmer customers and our shareholders. Jag

The below press release crossed the wires at 8:00 a.m. ET.

Monsanto Company to Acquire Delta and Pine Land Company for $1.5 Billion in Cash

ST. LOUIS and SCOTT, Mississippi, Aug. 15 /PRNewswire-FirstCall/ -- Monsanto Company (NYSE: MON) and Delta and Pine Land Company (NYSE: DLP) announced today that they have signed a definitive agreement whereby Monsanto will acquire Delta and Pine Land Company for $1.5 billion in cash. The transaction was unanimously approved by the Boards of Directors of both companies and is subject to Delta and Pine Land shareowner approval, antitrust clearance, and customary closing conditions.

"Delta and Pine Land represents an excellent fit for our company as we look to bring value-added traits and high-quality seed to cotton growers around the world," said Hugh Grant, chairman, president and chief executive officer of Monsanto. "Delta and Pine Land has strong cotton genetics, and we believe Monsanto's leadership in providing the best cotton traits can improve on this already strong base."

Tom Jagodinski, president and chief executive officer of Delta and Pine Land, said, "Monsanto is a leading agricultural products company with a strong track record of growing and integrating diversified businesses. Our companies are a natural fit that will provide a complete platform of cutting-edge seed technologies to our global farmer customer base for years to come."

Delta and Pine Land Company is a leader in the cotton seed industry and currently operates the largest and longest running private cotton seed breeding program in the world. The company's extensive plant breeding programs, including its diverse base of international germplasm, has enabled the company to develop and deliver improved cotton varieties for their farmer customers for more than 90 years.

In recent years, Delta and Pine Land Company has worked to expand its breeding efforts through numerous facilities across the United States and around the world in an attempt to better serve its farmer customers. Upon completion of the acquisition, management of both companies believe the proposed combination creates the opportunity to strengthen both the domestic and international cotton seed business by enhancing penetration of second- generation biotech trait offerings and continuing to invest in breeding to give cotton farmers who plant Delta and Pine Land's cotton seed varieties more choices.

Acquisition Details

Under the terms of the agreement, Delta and Pine Land shareowners will receive $42 per share in cash. Monsanto intends to finance the acquisition with a combination of current cash on hand and a debt offering. The acquisition is expected to be accretive to Monsanto's earnings per share (EPS) by the second year following closure of the acquisition, and Delta and Pine Land should be a contributor to operating cash in the first year.

The proposed acquisition requires review and approval by the appropriate regulatory authorities, including the U.S. Department of Justice. Because of the required regulatory approvals, no time frame for the closing of the transaction has been announced. As part of the proposed agreement, Monsanto has committed to divest the U.S. assets of its Stoneville cottonseed business if required to close the transaction.

Financial Implications To Be Discussed During Upcoming Conference Calls

In conjunction with this announcement, Monsanto and Delta and Pine Land will hold brief conference calls for their respective investors.

The Monsanto call is scheduled for 9 a.m. CDT (10 a.m. EDT) today, Tuesday, Aug. 15, 2006. Presentation slides and a simultaneous audio webcast of the conference call may be accessed this morning by visiting the company's web site at http://www.monsanto.com and clicking on "Investor Information." Visitors may need to download Windows Media Player(TM) prior to listening to the webcast. Following the live broadcast, a replay of the webcast will be available on the Monsanto web site for three weeks.

The Delta and Pine Land call is scheduled for 10:30 a.m. CDT (11:30 a.m. EDT) today, Tuesday, Aug. 15, 2006. Participants inside the U.S. and Canada can access the call by dialing (800) 374-0532. International callers should dial
(706) 634-0148 and enter participant code 4627536. The call will also be webcast at http://www.vcall.com and will be available for 90 days.

Delta and Pine Land Company (NYSE: DLP) is a commercial breeder, producer and marketer of cotton planting seed. Headquartered in Scott, Mississippi, with offices and facilities in a number of foreign countries, Delta and Pine Land also breeds, produces and markets soybean planting seed.

Monsanto Company is a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality. For more information, please visit the company's web site at http://www.monsanto.com .

Cautionary Statements Regarding Forward-Looking Information:

Certain statements contained in this release are "forward-looking statements," such as statements concerning the company's anticipated financial results, current and future product performance, regulatory approvals, business and financial plans and other non-historical facts. These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company's actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: continued competition in seeds, traits and agricultural chemicals; the company's exposure to various contingencies, including those related to intellectual property protection, regulatory compliance and the speed with which approvals are received, and public acceptance of biotechnology products; the success of the company's research and development activities; the outcomes of major lawsuits, including proceedings related to Solutia Inc.; developments related to foreign currencies and economies; successful completion and operation of recent and proposed acquisitions; fluctuations in commodity prices; compliance with regulations affecting our manufacturing; the accuracy of the company's estimates related to distribution inventory levels; the company's ability to fund its short-term financing needs and to obtain payment for the products that it sells; the effect of weather conditions, natural disasters and accidents on the agriculture business or the company's facilities; and other risks and factors detailed in the company's filings with the SEC. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this release. The company disclaims any current intention or obligation to update any forward-looking statements or any of the factors that may affect actual results.

In connection with Monsanto Company's ("Monsanto") proposed acquisition of Delta and Pine Land Company ("D&PL") pursuant to the terms of an Agreement and Plan of Merger by and among D&PL, Monsanto, and a wholly-owned subsidiary of Monsanto, D&PL will file a proxy statement with the Securities and Exchange Commission (the "SEC"). Investors are urged to read the proxy statement (including all amendments and supplements to it) because it will contain important information. Investors may obtain free copies of the proxy statement when it becomes available, as well as other filings containing information about D&PL, without charge, at the SEC's Internet site (www.sec.gov). These documents may also be obtained for free from D&PL's Investor Relations web site ( http://www.deltaandpine.com ) or by directing a request to D&PL at: Delta and Pine Land Company, Corporate Offices, P.O. Box 157, Scott, MS 38772.

D&PL and its respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from D&PL's stockholders in respect of the proposed transaction.

Information regarding D&PL's directors and executive officers is available in D&PL's proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on November 29, 2005. Additional information regarding the interests of such potential participants in the proposed transaction will be included in the proxy statement to be filed with the SEC in connection with the proposed transaction.

This written communication contains forward-looking statements that involve risks and uncertainties concerning Monsanto's proposed acquisition of D&PL, D&PL's expected financial performance, as well as D&PL's strategic and operational plans. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed; the reaction of customers of Monsanto and D&PL to the transaction; Monsanto's ability to successfully integrate D&PL's operations and employees; and general economic conditions. In addition, please refer to the documents that Monsanto and D&PL file with the SEC on Forms 10-K, 10-Q and 8-K. The filings by each of Monsanto and D&PL identify and address other important factors that could cause their respective financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. Monsanto and D&PL are under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results. SOURCE Monsanto Company

Media, Lori Fisher, Monsanto, +1-314-694-8535, Jonathan Gasthalter, or, Cassandra Bujarski, Citigate Sard Verbinnen on behalf of Delta and Pine Land, +1-212-687-8080, or, Investors, Scarlett Lee Foster, Monsanto, +1-314-694-8148, Tom Jagodinski, Delta and Pine Land, +1-662-742-4518 15Aug06 12:00 GMT

Symbols: de;MOO de;MOOF de;MOOS de;MOOX us;DLP us;MON us;WNU

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